UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015 (August 14, 2015)

MYOS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (973) 509-0444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2015, Peter Levy, the President, Chief Operating Officer and Principal Executive Officer of MYOS Corporation (the “Company”), informed the Company of his intention to resign his employment with the Company, effective as of September 7, 2015. Mr. Levy’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Levy has agreed to facilitate the transition to his successor and serve as the Company’s outside general counsel subsequent to his resignation.

As a result of Mr. Levy’s resignation, Joseph C. DosSantos, the Company’s Chief Financial Officer, will assume Mr. Levy’s role as the Company’s President and Principal Executive Officer on an interim basis, effective as of September 7, 2015, until such time as the Company completes its ongoing search for a successor to those positions. Mr. DosSantos will continue to serve as the Company’s Chief Financial Officer, a position he has held since he joined the Company in May 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOS CORPORATION

Dated: August 20, 2015	/s/ Joseph C. DosSantos
Name: Joseph C. DosSantos
Title: Chief Financial Officer

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